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                                                                    EXHIBIT 10.6


                           EMPLOYEE BENEFITS AGREEMENT



        THIS EMPLOYEE BENEFITS AGREEMENT is made on October 20, 1999 (the "Effective Date") between STAFF BUILDERS, INC., a Delaware corporation ("Staff Builders"), and TENDER LOVING CARE HEALTH CARE SERVICES, INC., a Delaware corporation ("TLC").

                                    RECITALS

        WHEREAS, the Board of Directors of Staff Builders has determined that it is in the best interest of Staff Builders and its shareholders to separate its home health care business from the remainder of its business;

        WHEREAS, to effect the separation of its home health care business, Staff Builders intends on the date hereof (the "Distribution Date") to distribute to its shareholders, in a pro-rata distribution of a dividend (the "Distribution") all shares of TLC common stock held by Staff Builders;

        WHEREAS, certain employees of the "controlled group" (as defined in Section 414 of the Internal Revenue Code of 1986, as amended, the "Code") of Staff Builders are expected to become employees of TLC as of the Distribution Date;

        WHEREAS, this Agreement sets forth the employment and employee benefit plan arrangements that will apply to certain employees of the Staff Builders controlled group who are expected to become employees of TLC as of the Distribution Date, and any other employees who are hired by TLC prior to the Distribution Date (all of such employees being referred to herein as the "TLC Employees"); and

        WHEREAS, this Agreement is entered into pursuant to the Distribution Agreement dated on the date hereof between Staff Builders and TLC (the "Distribution Agreement");

        NOW THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:
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                   SECTION 1 - TERMINATION OF COVERAGE OF TLC
                 SECTION 1 EMPLOYEES UNDER STAFF BUILDERS PLANS

        1.1  Termination of Coverage of TLC Employees under Staff Builders Plans

        Effective as of the Distribution Date, TLC Employees shall cease to be eligible to actively participate in the following employee benefit plans offered by the Staff Builders controlled group:

        (a) Staff Builders welfare plans (consisting of health, basic life insurance, accidental death and dismemberment insurance, supplemental life insurance, long-term disability, supplemental disability, business travel accident insurance, employee assistance plans and cafeteria plans, as set forth in Exhibit 1 (the "Staff Builders Welfare Plans");.

        (b) the Staff Builders 401(k) savings plan (the "Staff Builders 401(k) Plan"); and

        (c) the Staff Builders employee stock purchase and stock option plans, as set forth in Exhibit 1 (the "Staff Builders Stock Plans").

As of the Distribution Date, Staff Builders will have no further obligation to cover the TLC Employees under such plans (collectively, "Staff Builders Plans"); provided, however, that nothing in this Section 1.1 is intended to abrogate, discontinue or terminate stop loss coverage under any policy maintained by Staff Builders to the extent that it applies to medical claims and expenses resulting from injury or illness to TLC employees incurred prior to the Distribution Date, but for which no claim was filed, or is filed after such date.

        1.2     Notice to Administrators and Insurers

        To the extent required, Staff Builders agrees to inform, on or prior to the Distribution Date, all relevant third party administrators and insurance carriers, that coverage of the TLC Employees in the Staff Builders Plans ceases as of the Distribution Date.

        1.3     Amendment and Termination of Plans

        Nothing in this Agreement, including without limitation, the agreement of Staff Builders and TLC to maintain employee benefit plans or to make contributions to such plans for any period, shall be construed as a limitation of the right of Staff Builders or TLC to amend or terminate one or more of such plans in accordance with the terms of this Agreement and applicable law.

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            SECTION 2 - ESTABLISHMENT OF TLC EMPLOYEE BENEFIT PLANS

        2.1     Establishment of TLC 401(k) Plan

        (a) Effective as of the Distribution Date, TLC's subsidiaries will cease to be participating Employers under the Staff Builders 401(k) Plan and TLC Employees will cease to accrue any benefits under such plan. Effective on the Distribution Date, TLC will establish a 401(k) savings plan (the "TLC 401(k) Plan") substantially the same in all respects to the Staff Builders 401(k) Plan as in effect on that date.

        (b) As soon as practicable following the Distribution Date and the establishment of the TLC 401(k) Plan, Staff Builders shall direct the trustee of the Staff Builders 401(k) Plan to transfer to the trustee of the TLC 401(k) Plan (which shall accept such transfer) all assets (including, but not limited to, outstanding participant loans) and liabilities in the individual accounts of TLC Employees in the Staff Builders 401(k) Plan ("Transfer of Account Balances").

        (c) As of the date of the Transfer of Account Balances, TLC and the TLC 401(k) Plan shall assume all liabilities for all accrued benefits under the Staff Builders 401(k) Plan for the TLC Employees that are transferred to the TLC 401(k) Plan, and the Staff Builders 401(k) Plan shall be relieved of all liabilities for all such transferred benefits.

        (d)     The TLC 401(k) Plan shall provide the following:

        1. that TLC Employees shall participate in the TLC 401(k) Plan to the extent that they were eligible to participate in the Staff Builders 401(k) Plan immediately prior to the Distribution Date, and shall receive credit for eligibility, vesting, and benefit accrual for all service credited for such purposes under the Staff Builders 401(k) Plan;

        2. that the compensation paid by Staff Builders to the TLC Employees that was recognized under the Staff Builders 401(k) Plan shall be credited for all applicable purposes under the TLC 401(k) Plan; and

        3. that with respect to any amounts transferred from the Staff Builders 401(k) Plan, the TLC 401(k) Plan will preserve any benefits, rights and features protected under Section 411(d)(6) of the Internal Revenue Code ("Code").

        2.2     Establishment of TLC Welfare Plans

        (a) Effective upon the Distribution Date, TLC shall adopt, or cause to be adopted, welfare plans ("TLC Welfare Plans") substantially the same in all material respects to the corresponding plans offered by Staff Builders as of the Distribution Date, as set forth on Exhibit 1.

        2.3     COBRA

        Effective as of the Distribution Date, TLC shall assume any and all liability and responsibility for providing continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to any TLC Employee, and any former employee of Staff Builders, except former employees of Chelsea Computer Consultants, Inc. and/or its subsidiaries ("Chelsea Employees") and ATC Healthcare Services, Inc. and/or its



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subsidiaries ("ATC Employees") and any qualified beneficiaries with respect to any such employee (collectively "COBRA Eligible Employees"), whether or not such continuation coverage obligations arose under any Staff Builders Welfare Plan, and Staff Builders shall have no further liability or responsibility to provide continuation of health care coverage to any COBRA Eligible Employee.

        2.4     Establishment of TLC stock plans

        (a) Effective upon the Distribution Date, TLC shall adopt, or cause to be adopted a stock option plan ("TLC Stock Option Plan") substantially the same in all material respects to the 1998 Staff Builders Stock Option Plan as in effect on that date.

        (b) On the day after the Distribution Date, TLC shall grant options to purchase shares of TLC common stock under the TLC Stock Option Plan to each of the individuals named on Exhibit 2 hereto. TLC shall grant to each such individual options to purchase the number of shares of TLC common stock set forth opposite such individual's name on Exhibit 2. All options so granted shall be non-qualified and shall be exercisable during the period beginning six months after the date of grant and ending ten years from the date of grant, subject to early termination of the exercise period as provided in the TLC Stock Option Plan. The per share exercise price of these options will be equal to the average of the closing bid and asked prices of TLC common stock on the Distribution Date, as quoted on the OTC Bulletin Board. Such options shall have such other terms and conditions as are the same for the options granted by Staff Builders under the 1998 Staff Builders Stock Option Plan.

        (c) Staff Builders shall not make any adjustments, by reason of the Distribution, to the number or exercise price of options held under any option plan of Staff Builders in effect on the Distribution Date by individuals who become employees of TLC on the Distribution Date.

        2.5     Cooperation

        Staff Builders and TLC agree to provide each other with all records and information necessary or useful to carry out their obligations under this Agreement, and to cooperate in the filing of documents required by the transfer of assets and liabilities described herein and to take any other actions necessary or advisable to meet any statutory, regulatory or contractual requirements under this Agreement.

                          SECTION 3 - INDEMNIFICATION

        3.1     Indemnification

        (a) TLC agrees to indemnify and hold harmless Staff Builders, its subsidiaries and affiliates, their officers, directors, employees, agents, and fiduciaries from and against any and all costs, damages, losses, expenses (including reasonable attorneys fees and costs) and other liabilities arising out of or related to the TLC Welfare Plans, the TLC 401(k) Plan, and the TLC Stock Option Plan (collectively referred to as the "TLC Plans") with respect

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to TLC Employees and/or COBRA Eligible Employees and from any liability relating to any applicable taxes or penalties arising from the failure of the TLC 401(k) Plan to be qualified under Section 401(a) of the Code at the time of the asset transfer other than any failure attributable to the terms or operation of the Staff Builders 401(k) Plan prior to the asset transfer.

        (b) Staff Builders agrees to indemnify and hold harmless TLC and its affiliates, their officers, directors, employees, agents, and fiduciaries from and against any and all costs, damages, losses, expenses (including reasonable attorneys fees and costs) and other liabilities arising out of or related to the Staff Builders Plans; arising out of the determination of the accrued benefits to be transferred to the TLC 401(k) Plan; the determination of book reserves or salary deduction liabilities with respect to the TLC Employees under and from the Staff Builders Plans; any claims under the Staff Builders Plans which are not attributable to TLC Employees and/or assumed by TLC under this Agreement; and any liability relating to the applicable taxes or penalties arising from the failure of the TLC 401(k) Plan to be qualified under Section 401(a) of the Code due to the terms or operation of the Staff Builders 401(k) Plan prior to the date the assets are transferred.

        3.2     Health and Welfare Benefit Claims

        Except as provided in Section 3.1, TLC agrees that it shall assume and be solely responsible for all liabilities and obligations of Staff Builders in connection with the claims for benefits brought by or on behalf of TLC Employees under the Staff Builders Welfare Plans, and Staff Builders shall cease to have any such liabilities or obligation related to such claims.

                           SECTION 4 - MISCELLANEOUS

        4.1     Notices

        Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

                                 If to Staff Builders:

                                 STAFF BUILDERS, INC.
                                 1983 Marcus Avenue
                                 Lake Success, NY  11042
                                 Attention: David Savitsky, President

                                 If to TLC:

                                 TENDER LOVING CARE HEALTH CARE SERVICES, INC. 1983 Marcus Avenue
                                 Lake Success, NY  11042
                                 Attention: Dale R. Clift, President


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        4.2     Amendments; Waivers

        This Agreement may be amended or modified only in writing executed on behalf of Staff Builders and TLC. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

        4.3     No Third Party Beneficiary

        This Agreement is solely between Staff Builders and TLC, and nothing herein, whether expressed or implied, shall confer any rights or remedies on any employee of Staff Builders or TLC, any former employee of Staff Builders, or any other person.

        4.4     Entire Agreement

        This Agreement constitutes the sole and entire agreement and understanding between the parties with respect to the matters covered hereby. Any amendment, modification, or termination of this Agreement must be in writing and must be signed by both parties.

        4.5     Governing Law

        This Agreement shall be governed by the laws of the State of New York, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.

        4.6     Successors and Assigns

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto and any attempt to effect any such assignment without such consent shall be void.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized representatives as of the Effective Date

                                   STAFF BUILDERS, INC.


                                   By: /s/ Stephen Savitsky
                                       ----------------------------------------
                                   Title: Chairman of the Board and Chief
                                   Executive Officer


                                   TENDER LOVING CARE HEALTHCARE SERVICES, INC.


                                   By: /s/ Dale R. Clift
                                       ----------------------------------------
                                   Title: President and Chief Operating
                                   Officer




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                                    EXHIBIT 1

                          STAFF BUILDERS WELFARE PLANS



         Staff Builders Group Health Plan
         MetLife DentalPrudential Dental
         Aetna Life & AD&D
         Aetna LTD
         Staff Builders Cafeteria Plan
         Cap District- Albany Medical Plan
         Health Care Plan - Buffalo
         Independent Health - Buffalo
         Community Blue - Buffalo
         North Americare - Buffalo
         United Health Care - Syracuse
         First Priority - Wilkes Barre
         Personal Choice - Independence Blue Cross
         Aetna-US Healthcare
         United Health Care - Edwardsville
         Regence Blue Cross - Washington


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
NAME OF GRANTEE                                               NUMBER OF OPTIONS
---------------                                               -----------------

Dale R. Clift                                                 500,000

Stephen Savitsky                                              400,000

David Savitsky                                                300,000

Sandra Parshall                                               100,000

Will Derr                                                      75,000

Renee Silver                                                   50,000

John McElligott                                                50,000

Laura Wilson                                                   50,000

Lisa Aiello                                                    50,000

Steve Schoffield                                               50,000

Carolina Conn                                                  40,000

David Frank                                                    40,000

Don Ramsey                                                     30,000

Michael Seago                                                  20,000

Vera Carson                                                    20,000

Paul Oettinger                                                 40,000

Carlos Lugo                                                    15,000

Joe Casella                                                    10,000

Mary Brendel                                                   10,000

Shirley Bardel                                                 10,000

Leslie Hackett                                                 10,000

Carol Bosbyshell                                               10,000

Doug Lindley                                                   10,000


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

NAME OF GRANTEE                                               NUMBER OF OPTIONS
---------------                                               -----------------

Jamie Hynes                                                    10,000

Patti Ariel                                                    10,000

Nancy Carlucci                                                 10,000

Barbara Gorddard                                                7,500

Ed McNicholas                                                   7,500

Nita Davison                                                    5,000

Marge Shakun                                                    5,000

Nina Smith                                                      5,000

Gary Marcus                                                     3,750

Mario Marchi                                                    3,750

Paul Seitz                                                      2,500

Chris Cute                                                      2,500

Chuck Zucaro                                                    2,500

Jennie Ascensio                                                 1,500

Carol Brandman                                                  3,000

Mat Mione                                                       1,500

Kathleen Csialldone                                             1,000

Eliza Velicu                                                    1,250

Veronica Barnaby                                                3,000

Elaine Belisle                                                  1,000

Dorene Kaufman                                                  1,500

Lynn Barthmare                                                  5,000

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